EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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                           MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1301 K STREET, N.W.                                             637 KENNARD ROAD
SUITE 700 EAST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C. 20005                                            (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


February 28, 2000

Board of Directors
Guaranty Federal Bancshares, Inc.
1341 W. Battlefield
Springfield, Missouri 65807

       RE:      Registration Statement on Form S-8:
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                Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan

Gentlemen:

         We have acted as special counsel to Guaranty Federal Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 25,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company under the Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan (the "Plan"), as more fully described in the Registration Statement. Under the Plan, up to 7,125 shares may be awarded as shares of restricted Common Stock. The remainder of the shares reserved under the Plan not issued as restricted Common Stock may be issued as options to purchase Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                             Sincerely,



                                             /s/Malizia Spidi & Fisch, PC
                                             -----------------------------------
                                             Malizia Spidi & Fisch, PC